EXHIBIT 2.3








                                LEASE AGREEMENT,

                          dated as of October 25, 2002,

                                  by and among

                            SNH CHS PROPERTIES TRUST,

                                  AS LANDLORD,

                                       AND

                                  FVE-CHS LLC,

                                    AS TENANT

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1  DEFINITIONS.........................................................1
           1.1  "Additional Charges"...........................................1
           1.2  "Additional Rent"..............................................1
           1.3  "Affiliated Person"............................................1
           1.4  "Agreement"....................................................2
           1.5  "Applicable Laws"..............................................2
           1.6  "Award"........................................................2
           1.7  "Base Net Patient Revenues"....................................2
           1.8  "Base Year"....................................................3
           1.9  "Business Day".................................................3
           1.10  "Capital Addition"............................................3
           1.11  "Capital Expenditure".........................................3
           1.12  "Change in Control"...........................................3
           1.13  "Claim".......................................................4
           1.14  "Code"........................................................4
           1.15  "Commencement Date"...........................................4
           1.16  "Condemnation"................................................4
           1.17  "Condemnor"...................................................4
           1.18  "Consolidated Financials".....................................4
           1.19  "Date of Taking"..............................................4
           1.20  "Default".....................................................4
           1.21  "Disbursement Rate"...........................................4
           1.22  "Distribution"................................................5
           1.23  "Easement Agreement"..........................................5
           1.24  "Encumbrance".................................................5
           1.25  "Entity"......................................................5
           1.26  "Environment".................................................5
           1.27  "Environmental Obligation"....................................5
           1.28  "Environmental Notice"........................................5
           1.29  "Event of Default"............................................5
           1.30  "Excess Net Patient Revenues".................................5
           1.31  "Extended Term"...............................................5
           1.32  "Facility"....................................................6
           1.33  "Facility Mortgage"...........................................6
           1.34  "Facility Mortgagee"..........................................6
           1.35  "Financial Officer's Certificate".............................6
           1.36  "Fiscal Year".................................................6
           1.37  "Five Star"...................................................6
           1.38  "Fixed Term"..................................................6
           1.39  "Fixtures"....................................................6
           1.40  "FSQ".........................................................6
           1.41  "GAAP"........................................................6
           1.42  "Government Agencies".........................................6
           1.43  "Guarantor"...................................................7
           1.44  "Guaranty"....................................................7
           1.45  "Hazardous Substances"........................................7

                       TABLE OF CONTENTS
                          (continued)
                                                                            Page

           1.46  "Immediate Family"............................................8
           1.47  "Impositions".................................................8
           1.48  "Incidental Documents"........................................9
           1.49  "Indebtedness"................................................9
           1.50  "Insurance Requirements"......................................9
           1.51  "Interest Rate"...............................................9
           1.52  "Land"........................................................9
           1.53  "Landlord"....................................................9
           1.54  "Landlord Default"............................................9
           1.55  "Landlord Liens"..............................................9
           1.56  "Lease Year".................................................10
           1.57  "Leased Improvements"........................................10
           1.58  "Leased Intangible Property".................................10
           1.59  "Leased Personal Property"...................................10
           1.60  "Leased Property"............................................10
           1.61  "Legal Requirements".........................................10
           1.62  "Lien".......................................................11
           1.63  "Manager"....................................................11
           1.64  "Management Agreement".......................................11
           1.65  "Minimum Rent"...............................................11
           1.66  "Net Patient Revenues".......................................11
           1.67  "Notice".....................................................12
           1.68  "Officer's Certificate"......................................12
           1.69  "Overdue Rate"...............................................12
           1.70  "Overland Park Property".....................................12
           1.71  "Parent".....................................................12
           1.72  "Permitted Encumbrances".....................................12
           1.73  "Permitted Liens"............................................13
           1.74  "Permitted Use"..............................................13
           1.75  "Person".....................................................13
           1.76  "Pledge of Membership Interests Agreement"...................13
           1.77  "Property"...................................................13
           1.78  "Provider Agreements"........................................13
           1.79  "Records"....................................................13
           1.80  "Regulated Medical Wastes"...................................13
           1.81  "Relevant Environmental Laws"................................13
           1.82  "Rent".......................................................13
           1.83  "SEC"........................................................13
           1.84  "Security Agreement".........................................13
           1.85  "State"......................................................13
           1.86  "Subordinated Creditor"......................................14
           1.87  "Subordination Agreement"....................................14
           1.88  "Subsidiary".................................................14
           1.89  "Successor Landlord".........................................14
           1.90  "Tenant".....................................................14
           1.91  "Tenant's Personal Property".................................14

                       TABLE OF CONTENTS
                          (continued)
                                                                            Page

           1.92  "Term".......................................................14
           1.93  "Third Party Payor Programs".................................14
           1.94  "Third Party Payors".........................................14
           1.95  "Unsuitable for Its Permitted Use"...........................15
           1.96  "Work".......................................................15
ARTICLE 2  LEASED PROPERTY AND TERM...........................................15
           2.1  Leased Property...............................................15
           2.2  Condition of Leased Property..................................16
           2.3  Fixed Term....................................................17
           2.4  Extended Term.................................................17
ARTICLE 3  RENT...............................................................17
           3.1  Rent..........................................................17
           3.2  Late Payment of Rent, Etc.....................................22
           3.3  Net Lease.....................................................23
           3.4  No Termination, Abatement, Etc................................23
ARTICLE 4  USE OF THE LEASED PROPERTY.........................................24
           4.1  Permitted Use.................................................24
           4.2  Compliance with Legal/Insurance Requirements and Ground
                   Leases, Etc.                           ....................25
           4.3  Compliance with Medicaid and Medicare Requirements............26
           4.4  Environmental Matters.........................................26
ARTICLE 5  MAINTENANCE AND REPAIRS............................................28
           5.1  Maintenance and Repair........................................28
           5.2  Tenant's Personal Property....................................29
           5.3  Yield Up......................................................30
           5.4  Management Agreement..........................................30
ARTICLE 6  IMPROVEMENTS, ETC..................................................31
           6.1  Improvements to the Leased Property...........................31
           6.2  Salvage.......................................................31
ARTICLE 7  LIENS..............................................................32
           7.1  Liens.........................................................32
           7.2  Landlord's Lien...............................................32
ARTICLE 8  PERMITTED CONTESTS.................................................33
ARTICLE 9  INSURANCE AND INDEMNIFICATION......................................34
           9.1  General Insurance Requirements................................34
           9.2  Waiver of Subrogation.........................................34
           9.3  Form Satisfactory, Etc........................................34
           9.4  No Separate Insurance; Self-Insurance.........................35
           9.5  Indemnification of Landlord...................................35
ARTICLE 10 CASUALTY...........................................................36
           10.1  Insurance Proceeds...........................................36
           10.2  Damage or Destruction........................................36
           10.3  Damage Near End of Term......................................38
           10.4  Tenant's Property............................................38

                       TABLE OF CONTENTS
                          (continued)
                                                                            Page

           10.5  Restoration of Tenant's Property.............................38
           10.6  No Abatement of Rent.........................................39
           10.7  Waiver.......................................................39
ARTICLE 11 CONDEMNATION.......................................................39
           11.1  Total Condemnation, Etc......................................39
           11.2  Partial Condemnation.........................................39
           11.3  Abatement of Rent............................................40
           11.4  Temporary Condemnation.......................................41
           11.5  Allocation of Award..........................................41
ARTICLE 12 DEFAULTS AND REMEDIES..............................................41
           12.1  Events of Default............................................41
           12.2  Remedies.....................................................44
           12.3  Tenant's Waiver..............................................45
           12.4  Application of Funds.........................................45
           12.5  Landlord's Right to Cure Tenant's Default....................45
ARTICLE 13 HOLDING OVER.......................................................46
ARTICLE 14 LANDLORD DEFAULT...................................................46
ARTICLE 15 PURCHASE RIGHTS....................................................47
ARTICLE 16 SUBLETTING AND ASSIGNMENT..........................................47
           16.1  Subletting and Assignment....................................47
           16.2  Required Sublease Provisions.................................49
           16.3  Permitted Sublease...........................................50
           16.4  Sublease Limitation..........................................50
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.....................51
           17.1  Estoppel Certificates........................................51
           17.2  Financial Statements.........................................51
           17.3  General Operations...........................................52
ARTICLE 18 LANDLORD'S RIGHT TO INSPECT........................................53
ARTICLE 19 EASEMENTS..........................................................53
           19.1  Grant of Easements...........................................53
           19.2  Exercise of Rights by Tenant.................................53
           19.3  Permitted Encumbrances.......................................54
ARTICLE 20 FACILITY MORTGAGES.................................................54
           20.1  Landlord May Grant Liens.....................................54
           20.2  Subordination of Lease.......................................54
           20.3  Notice to Mortgagee and Superior Landlord....................56
ARTICLE 21 ADDITIONAL COVENANTS OF TENANT.....................................56
           21.1  Prompt Payment of Indebtedness...............................56
           21.2  Conduct of Business..........................................56
           21.3  Maintenance of Accounts and Records..........................56
           21.4  Notice of Litigation, Etc....................................57
           21.5  Indebtedness of Tenant.......................................57
           21.6  Distributions, Payments to Affiliated Persons, Etc...........58

           21.7  Prohibited Transactions......................................58
           21.8  Liens and Encumbrances.......................................58
           21.9  Merger; Sale of Assets; Etc..................................59
           21.10  Bankruptcy Remote Entities..................................59
           21.11  Net Worth...................................................59
ARTICLE 22 ARBITRATION........................................................59
ARTICLE 23 MISCELLANEOUS......................................................60
           23.1  Limitation on Payment of Rent................................60
           23.2  No Waiver....................................................61
           23.3  Remedies Cumulative..........................................61
           23.4  Severability.................................................61
           23.5  Acceptance of Surrender......................................61
           23.6  No Merger of Title...........................................61
           23.7  Conveyance by Landlord.......................................62
           23.8  Quiet Enjoyment..............................................62
           23.9  No Recordation...............................................62
           23.10  Notices.....................................................62
           23.11  Construction................................................63
           23.12  Counterparts; Headings......................................64
           23.13  Applicable Law, Etc.........................................64
           23.14  Right to Make Agreement.....................................64
           23.15  Attorneys' Fees.............................................64
           23.16  Nonliability of Trustees....................................65
           23.17  Overland Park Representations and Warranties................65

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into as of October 25, 2002, by and between (i) SNH CHS Properties Trust, a Maryland real estate investment trust, as landlord ("Landlord"), and (ii) FVE-CHS LLC, a Delaware limited liability company, as tenant ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord owns the nine (9) Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1) described on Exhibits A-1 - A-9 attached hereto and made a part hereof; and

         WHEREAS, Landlord wishes to lease the Properties to Tenant and Tenant wishes to lease the Properties from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         1.1  "Additional  Charges"  shall have the  meaning  given such term in
Section 3.1.3.

         1.2 "Additional Rent" shall have the meaning given such term in Section 3.1.2(a).

         1.3 "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses
(a), (b) and (c), and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

         1.4 "Agreement" shall mean this Lease Agreement, including Exhibits A-1 through A-9 hereto, as it and they may be amended from time to time as herein provided.

         1.5  "Applicable  Laws"  shall  mean  all  applicable  laws,  statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or Regulated Medical Wastes, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         1.6 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

         1.7 "Base Net Patient Revenues" shall mean, with respect to any Property, Net Patient Revenues at such Property for the Base Year, provided, however, that in the event that, with respect to any Lease Year, or portion thereof, for any reason (including, without limitation, a casualty or Condemnation) there shall be a reduction in the number of units available at the Facility located at such Property or in the services provided at such Facility from the number of such units or the services provided during the Base Year, in determining Additional Rent payable with respect to such Property for such Lease Year, Base Net Patient Revenues with respect to the affected Property shall be reduced as follows: (a) in the event of the termination of this Agreement with respect to any Property pursuant to Article 10, 11 or 12, all Net Patient Revenues for such Property for the period during the Base Year equivalent to the period after the termination of this Agreement with respect to such Property shall be subtracted from Base Net Patient Revenues; (b) in the event of a partial closing of such Facility affecting the number of units, or the services provided, at such Facility, Net Patient Revenues attributable to units or services at such Facility shall be ratably allocated among all units in service at such Facility during the Base Year and all such Net Patient Revenues attributable to units no longer in service shall be subtracted from Base Net Patient Revenues throughout the period of such closing; and (c) in the event of any other change in circumstances affecting any Facility, Base Net Patient Revenues shall be equitably adjusted in such manner as Landlord and Tenant shall reasonably agree. It is understood and agreed that Base Net Patient Revenues shall be calculated separately for each Property and shall not be determined on an aggregate basis for the Leased Property.

         1.8 "Base Year" shall mean the 2004 calendar year.

         1.9 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

         1.10 "Capital  Addition" shall mean, with respect to any Property,  any
renovation,   repair  or  improvement  to  such  Property,  the  cost  of  which constitutes a Capital Expenditure.

         1.11 "Capital Expenditure" shall mean any expenditure treated as capital in nature in accordance with GAAP.

         1.12 "Change in Control" shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the date hereof) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

         1.13 "Claim" shall have the meaning given such term in Article 8.

         1.14 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.15 "Commencement Date" shall mean the date of this Agreement.

         1.16 "Condemnation" shall mean, with respect to any Property, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

         1.17 "Condemnor" shall mean any public or quasi-public Person, having the power of Condemnation.

         1.18 "Consolidated Financials" shall mean, for any Fiscal Year or other accounting period of Five Star, annual audited and quarterly unaudited financial statements of Five Star prepared on a consolidated basis, including Five Star's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

         1.19 "Date of Taking" shall mean, with respect to any Property, the date the Condemnor has the right to possession of such Property, or any portion thereof, in connection with a Condemnation.

         1.20 "Default" shall mean any event or condition which with the giving of notice and/or lapse of time would ripen into an Event of Default.

1.21 "Disbursement Rate" shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the

Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus four hundred (400) basis points.

         1.22 "Distribution" shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of a corporation or (d) any return of capital to shareholders.

         1.23 "Easement Agreement" shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

         1.24 "Encumbrance" shall have the meaning given such term in Section 20.1.

         1.25  "Entity"   shall  mean  any   corporation,   general  or  limited
partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

         1.26 "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

         1.27 "Environmental Obligation" shall have the meaning given such term in Section 4.4.1.

         1.28  "Environmental  Notice" shall have the meaning given such term in
Section 4.4.1.

         1.29  "Event of  Default"  shall  have the  meaning  given such term in
Section 12.1.

         1.30 "Excess Net Patient Revenues" shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Net Patient Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Net Patient Revenues for such Property for the equivalent period during the Base Year.

         1.31 "Extended Term" shall have the meaning given such term in Section 2.4.

         1.32 "Facility" shall mean, with respect to any Property, the skilled nursing/intermediate care/independent living/assisted living/special care/group home facility being operated or proposed to be operated on such Property.

         1.33 "Facility Mortgage" shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

         1.34  "Facility  Mortgagee"  shall  mean  the  holder  of any  Facility
Mortgage.

         1.35 "Financial Officer's Certificate" shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers' authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby, and
(b), in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, certify that no Event of Default has occurred and is continuing hereunder.

         1.36 "Fiscal Year" shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

         1.37 "Five Star" shall mean Five Star Quality Care, Inc., a Maryland corporation, and its permitted successors and assigns.

         1.38 "Fixed  Term"  shall have the  meaning  given such term in Section
2.3.

         1.39  "Fixtures"  shall  have the  meaning  given  such term in Section
2.1(d).

         1.40 "FSQ" shall mean FSQ, Inc., a Delaware corporation, and its permitted successors and assigns.

         1.41  "GAAP"  shall  mean  generally  accepted  accounting   principles
consistently applied.

         1.42 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or any Facility operated thereon.

         1.43  "Guarantor"  shall  mean  Five  Star  and each  and  every  other
guarantor  of  Tenant's   obligations  under  this  Agreement,   and  each  such
guarantor's successors and assigns.

         1.44 "Guaranty" shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant's obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

         1.45 "Hazardous Substances" shall mean any substance:

                  (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

                  (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response,
         Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or

                  (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

                  (d) the presence of which on the Leased Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon the Leased Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to the Leased Property, or any portion thereof, or to the health or safety of persons on or about the Leased Property, or any portion thereof; or

                  (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

                  (f)  without   limitation,   which  contains   polychlorinated
         biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

                  (g) without limitation, which contains or emits radioactive particles, waves or material; or

                  (h) without limitation, constitutes Regulated Medical Wastes.

         1.46 "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         1.47 "Impositions" shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), ground rents (including any minimum rent under any ground lease, and any additional rent or charges thereunder), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term "Impositions" shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Facility Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to
Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a "United States person" as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord's conduct or operation or as a result of the negligence or willful misconduct of Landlord.

         1.48 "Incidental Documents" shall mean any Guaranty, the Security Agreement, the Pledge of Membership Interests Agreement, any pledge issued by an assignee or transferee pursuant to Section 16.1 and any other security agreement executed by an assignee or transferee pursuant to Section 16.1.

         1.49   "Indebtedness"   shall  mean  all  obligations,   contingent  or
otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

         1.50 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

         1.51 "Interest Rate" shall mean ten percent (10%) per annum.

         1.52 "Land" shall have the meaning given such term in Section 2.1(a).

         1.53 "Landlord" shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

         1.54  "Landlord  Default"  shall  have the  meaning  given such term in
Article 14.

         1.55 "Landlord Liens" shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that "Landlord Lien" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         1.56 "Lease Year" shall mean any Fiscal Year or portion thereof during the Term.

         1.57 "Leased  Improvements"  shall have the meaning  given such term in
Section 2.1(b).

         1.58 "Leased Intangible Property" shall mean all agreements, service contracts, equipment leases, booking agreements and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits, trade names, service marks, telephone exchange numbers identified with the Leased Property, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

         1.59 "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

         1.60  "Leased  Property"  shall  have the  meaning  given  such term in
Section 2.1.

         1.61 "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates of need, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's status as a real estate investment trust.

         1.62 "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

         1.63 "Manager" shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

         1.64 "Management Agreement" shall mean, with respect to any Property, any operating or management agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto.

         1.65 "Minimum Rent" shall mean an amount equal to Six Million Two Hundred Eighty-Five Thousand and 00/100 Dollars ($6,285,000) per annum.

         1.66 "Net Patient Revenues" shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to: all patient, client or resident rents and revenues received or receivable for the use of or otherwise by reason of all units, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Net Patient Revenues shall not include the following: revenue from professional fees or charges by physicians and unaffiliated providers of services, when and to the extent such charges are paid over to such physicians and unaffiliated providers of services, or are separately billed and not included in comprehensive fees; contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers; allowances according to GAAP for uncollectible accounts, including credit card accounts and charity care or other administrative discounts; all proper patient billing credits and adjustments according to GAAP relating to health care accounting; provider discounts for hospital or other medical facility utilization contracts and credit card discounts; any amounts actually paid by Tenant for the cost of any federal, state or local governmental programs imposed specially to provide or finance indigent patient care; federal, state or municipal excise, sales, use, occupancy or similar taxes collected directly from patients, clients or residents or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); revenues attributable to services actually provided off-site or otherwise away from such Property, such as home health care, to persons that are not patients, clients or residents at such Property; revenues attributable to child care services provided primarily to employees of such Property; any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Facility located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; and interest income from any bank account or investment of Tenant. It is understood and agreed that Net Patient Revenues shall be calculated separately for each Property and shall not be determined on an aggregate basis for the Leased Property.

         1.67  "Notice"  shall mean a notice  given in  accordance  with Section
23.10.

         1.68 "Officer's Certificate" shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

         1.69 "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of fifteen percent (15%) and the maximum rate then permitted under applicable law.

         1.70 "Overland Park Property" shall mean that Property known as Overland Park Place and located at 6555 West 75th Street, Overland Park, KS 66204, as more particularly described in Exhibit A-9 attached hereto and made a part hereof.

         1.71 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         1.72 "Permitted Encumbrances" shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

         1.73 "Permitted  Liens" shall mean any Liens granted in accordance with
Section 21.8(a).

         1.74 "Permitted Use" shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

         1.75 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.76 "Pledge of Membership Interests Agreement" shall mean the Pledge of Membership Interests Agreement, dated as of the date hereof, made by FSQ in favor of Landlord with respect to the stock or other equity interests of Tenant, as it may be amended, restated, supplemented or otherwise modified from time to time.

         1.77 "Property" shall have the meaning given such term in Section 2.1.

         1.78 "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of Tenant or any Manager in connection with the operation of any Facility relating to any right of payment or other claim arising out of or in connection with Tenant's participation in any Third Party Payor Program.

         1.79 "Records" shall have the meaning given such term in Section 7.2.

         1.80 "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or the operators of the Leased Properties which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agencies.

         1.81 "Relevant Environmental Laws" shall have the meaning given such term in Section 23.17.

         1.82 "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

         1.83 "SEC" shall mean the Securities and Exchange Commission.

         1.84 "Security Agreement" shall mean the Security Agreement, dated as of the date hereof, made by Tenant for the benefit of Landlord, as it may be amended, restated, supplemented or otherwise modified from time to time.

         1.85 "State" shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

         1.86 "Subordinated Creditor" shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

         1.87 "Subordination Agreement" shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant's obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant's obligations to Landlord under this Agreement.

         1.88  "Subsidiary"  shall mean, with respect to any Person,  any Entity
(a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         1.89  "Successor  Landlord"  shall have the meaning  given such term in
Section 20.2.

         1.90 "Tenant" shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

         1.91 "Tenant's Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant, if any, acquired by Tenant on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures or Leased Personal Property.

         1.92 "Term" shall mean, collectively, the Fixed Term and the Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         1.93 "Third Party Payor Programs" shall mean all third party payor programs in which Tenant presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

         1.94 "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

         1.95 "Unsuitable for Its Permitted Use" shall mean, with respect to any Facility, a state or condition of such Facility such that (a) following any damage or destruction involving a Facility, (i) such Facility cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by Section 10.2.4, within twelve (12) months following such damage or destruction or such longer period of time as to which business interruption insurance is available to cover Rent and other costs related to the applicable Property following such damage or destruction, (ii) the damage or destruction, if uninsured, exceeds $1,000,000 or (iii) the cost of such restoration exceeds ten percent (10%) of the fair market value of such Property immediately prior to such damage or destruction, or (b) as the result of a partial taking by Condemnation, such Facility cannot be operated, in the good faith judgment of Tenant, on a commercially practicable basis for its Permitted Use.

         1.96 "Work" shall have the meaning given such term in Section 10.2.4.

                                   ARTICLE 2

                            LEASED PROPERTY AND TERM

         2.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (each of items (a) through (g) below which, as of the Commencement Date, relates to any single Facility, a "Property" and, collectively, the "Leased Property"):

                  (a) those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-9, attached hereto and made a part hereof (the "Land");

                  (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

                  (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Tenant's business on or in the Leased Improvements, and located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such personal property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Leased Personal Property");

                  (f) all of the Leased Intangible Property; and

                  (g) any and all leases of space in the Leased Improvements.

         2.2 Condition of Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.

         2.3 Fixed Term. The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire on December 31, 2019.

         2.4 Extended Term. Provided that no Event of Default shall have occurred and be continuing, Tenant shall have the right to extend the Term for one (1) renewal term of fifteen (15) years (the "Extended Term").

         The Extended Term shall commence on the day succeeding the expiration of the Fixed Term. All of the terms, covenants and provisions of this Agreement shall apply to the Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Extended Term. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord Notice thereof, not later than December 31, 2017, it being understood and agreed that time shall be of the essence with respect to the giving of such Notice. If Tenant shall fail to give such Notice, this Agreement shall automatically terminate at the end of the Fixed Term, and Tenant shall have no further option to extend the Term of this Agreement. If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same. Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord's option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term, and Tenant shall have no further option to extend the Term of this Agreement.

                                   ARTICLE 3

                                      RENT

         3.1 Rent. Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Rent for any partial month shall be prorated on a per diem basis.

         3.1.1 Minimum Rent.

                  (a) Payments. Minimum Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month.

                  (b) Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2. Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed. If any such disbursement is made during any month on a day other than the first day of such month, Tenant shall pay to Landlord on the first day of the immediately following month (in addition to the amount of Minimum Rent payable with respect to such month, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding month, as adjusted for such disbursement on a per diem basis, exceeded the amount of Minimum Rent paid by Tenant for such preceding month.

                  (c)  Adjustments  of  Minimum  Rent  Following  Partial  Lease
         Termination. Subject to Section 4.1.1(b), if this Agreement shall terminate with respect to any Property but less than all of the Leased Property, Minimum Rent shall be reduced by the affected Property's allocable share of Minimum Rent as reasonably determined by Landlord and Tenant.

         3.1.2 Additional Rent.

                  (a) Amount. Commencing on January 1, 2005, Tenant shall pay additional rent ("Additional Rent") with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount, not less than zero, equal to four percent (4%) of Excess Net Patient Revenues with respect to such Property. Monthly payments of Additional Rent for each Property shall be calculated based on Net Patient Revenues for such Property for such calendar month during the preceding year and shall be due and payable and delivered to Landlord no later than thirty (30) days after the last day of such month, together with an Officer's Certificate setting forth the calculation of Additional Rent due and payable for such month.

                  (b) Monthly Installments. Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid monthly in arrears, together with an Officer's Certificate setting forth the calculation of Additional Rent due and payable for such month.

                  (c) Reconciliation of Additional Rent. In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Net Patient Revenues for each
         Property for such preceding Lease Year, or portion thereof, together with an Officer's Certificate from Tenant's chief financial or accounting officer certifying that such report is true and correct,
         (ii) an audit of Net Patient Revenues prepared by a firm of independent certified public accountants proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), and (iii) a statement showing Tenant's calculation of Additional Rent due for such preceding Lease Year based on the Net Patient Revenues set forth in such financial report, together with an Officer's Certificate from Tenant's chief financial or accounting officer certifying that such statement is true and correct.

                  If the annual Additional Rent for such preceding Lease Year as set forth in Tenant's statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged. If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, provided that no Event of Default shall have occurred and be continuing, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be. If such credit cannot be made because the Term has expired prior to application in full thereof, provided no Event of Default has occurred and is continuing, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

                  (d) Confirmation of Additional Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Net Patient Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Net Patient Revenues for such Lease Year. Landlord, at its own expense, except as provided hereinbelow, shall have the right, exercisable by Notice to Tenant, by its accountants or representatives, to audit the information set forth in the Officer's Certificate referred to in subparagraph (c) above and, in connection with such audits, to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns). Landlord shall begin such audit as soon as reasonably possible following its receipt of the applicable Officer's Certificate and shall complete such audit as soon as reasonably possible thereafter. If any such audit discloses a deficiency in the payment of Additional Rent and, either Tenant agrees with the result of such audit or the matter is otherwise compromised with Landlord, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof. If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined, provided no Event of Default has occurred and is continuing, Landlord shall, at Landlord's option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, provided no Event of Default has occurred and is continuing, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord. Any dispute concerning the correctness of an audit shall be settled by arbitration pursuant to the provisions of Article 22.

         Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential. The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

         3.1.3 Additional Charges. In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, "Additional Charges"):

                  (a) Impositions. Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. Provided no Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of
         Article 8.

         Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions.

                  (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

                  (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

                  (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, ground rents, if any, and all amounts payable under any equipment leases and all agreements to indemnify Landlord under Sections 4.4.2 and 9.5.

                  (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement (other than termination by reason of an Event of Default), Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

         3.2 Late Payment of Rent, Etc. If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Facility Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due. If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

         In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

         3.3 Net Lease. The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.

         3.4 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement. In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord). Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

                                   ARTICLE 4

                           USE OF THE LEASED PROPERTY

         4.1 Permitted Use.

                  4.1.1 Permitted Use.

                  (a) Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of the Leased Property, continuously use and operate, or cause to be used and operated, each Property as a skilled nursing/intermediate care/independent living/assisted living/special care/group home facility as currently operated, and any uses incidental thereto. Tenant shall not use (and shall not permit any Person to use) any Property or any portion thereof for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements. Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

                  (b) In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor. Thereafter, (i) Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the

         Minimum Rent be reduced or abated as a result thereof, and (ii) Tenant may market such Property for sale to a third party. If Tenant receives a bona fide offer (an "Offer") to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party. In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord. If Landlord shall either sell the Property pursuant to such Offer or reject such Offer, as the case may be, effective as of the date or proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to ten percent (10%) of the net proceeds of sale received by Landlord or, in the case of rejection, the projected net proceeds determined by reference to such Offer.

                  4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Facility located thereon under applicable law and, without limiting the foregoing, shall exercise reasonable efforts to maintain (or cause to be maintained) appropriate certifications for reimbursement and licensure.

                  4.1.3 Lawful Use, Etc. Tenant shall not, and shall not permit any Person to use or suffer or permit the use of any Property or Tenant's Personal Property, if any, for any unlawful purpose. Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Facility, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property or any portion thereof.

         4.2 Compliance with Legal/Insurance Requirements and Ground Leases, Etc. Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord's obligations under any ground lease affecting any Property and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, certificates of need, permits, provider agreements and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         4.3 Compliance with Medicaid and Medicare Requirements. Tenant, at its sole cost and expense, shall make (or shall cause to be made), whatever improvements (capital or ordinary) as are required to conform the Leased Property to such standards as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19) for skilled and/or intermediate care nursing programs, to the extent Tenant is a participant in such programs, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of each Property for its Primary Intended Use.

         4.4 Environmental Matters.

                  4.4.1 Restriction on Use, Etc. During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store, spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws. During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws). Tenant shall promptly: (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to
Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (d) observe and comply with (and cause to be observed and complied with) all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related thereto, unless

Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

         If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant's right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Property.

                  4.4.2 Indemnification of Landlord. Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence in, upon or under the soil or ground water of any Property or any properties surrounding such Property of any Hazardous Substances in violation of any Applicable Law, except to the extent the same arise from the acts or omissions of Landlord or any other Indemnitee or during any period that Landlord or a Person designated by Landlord (other than Tenant) is in possession of such Property from and after the date hereof. Tenant's duty herein includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of the Term and the surrender of such Property to Landlord in accordance with the terms of this Agreement of Hazardous Substances in, upon or under the soil or ground water of such Property in violation of any Applicable Law. Upon Notice from Landlord and any other of the Indemnitees, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein, in which event, Tenant shall not be liable for payment of any duplicative attorneys' fees incurred by any Indemnitee.

         Tenant shall, upon demand, pay (or cause to be paid) to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) reasonably incurred by Landlord and arising from a failure of Tenant to observe and perform (or to cause to be observed and performed) the requirements of this Section 4.4, which amounts shall bear interest from the date ten (10)

Business Days after written demand therefor is given to Tenant until paid by Tenant to Landlord at the Overdue Rate.

                  4.4.3 Survival. The provisions of this Section 4.4 shall survive the expiration or sooner termination of this Agreement.

                                   ARTICLE 5

                            MAINTENANCE AND REPAIRS

         5.1 Maintenance and Repair.

                  5.1.1 Tenant's General Obligations. Tenant shall keep (or cause to be kept), at Tenant's sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's or any Manager's use, any prior use, the elements or the age of the Leased Property or Tenant's Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Facilities in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work. Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use. Tenant's obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant's obligations with respect to Hazardous Substances are as set forth in Section 4.4.

                  5.1.2 Landlord's Obligations.

                  (a) Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way. Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of

         Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                  (b) If, pursuant to the terms of this Agreement, Tenant is required to make any expenditures in connection with any repair, maintenance or renovation with respect to any Property, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required repair, renovation or replacement, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require. Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).


                  5.1.3 Nonresponsibility of Landlord, Etc. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord's interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

         Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord's estate in the Leased Property or any part thereof to liability under any mechanic's lien law of any State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

         5.2 Tenant's Personal Property. Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use, and all of such Tenant's
Personal Property shall, upon the expiration or earlier termination of this Agreement, become the property of Landlord. If, from and after the Commencement Date, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant's rights and obligations under such agreement upon the termination of this Agreement and the assumption of management or operation of the Facility by Landlord or its designee.

         5.3 Yield Up. Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender the Leased Property to Landlord in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with
Article 10 or Article 11 excepted).

         In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Facility as then operated. If requested by Landlord, Tenant shall continue to manage one or more of the Facilities after the expiration of the Term for up to one hundred eighty
(180) days, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs), as Landlord shall reasonably request.

         5.4 Management Agreement. Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), enter into, amend or modify the provisions of any Management Agreement with respect to any Property. Any Management Agreement entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant to Manager thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due to Manager thereunder pursuant to such Management Agreement) and for termination thereof, at Landlord's option, upon the termination of this Agreement. Tenant shall not take any action, grant any consent or permit any action under any such Management Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 6

                               IMPROVEMENTS, ETC.

         6.1 Improvements to the Leased Property. Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to the Leased Property and (b) Landlord shall have received an Officer's Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property. Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request. Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to the Leased Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities. Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant's interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

         6.2 Salvage. All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital

Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

                                   ARTICLE 7

                                     LIENS

         7.1 Liens. Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with
Article 8, (g) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

         7.2 Landlord's Lien. In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of this Agreement, Tenant hereby grants unto Landlord, to the maximum extent permitted by Applicable Law, a security interest in and an express contractual lien upon Tenant's Personal Property (except motor vehicles), and Tenant's interest in all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Facilities (the "Records") and all proceeds therefrom, subject to any Permitted Encumbrances; and such Tenant's Personal Property shall not be removed from the Leased Property at any time when an Event of Default has occurred and is continuing.

         Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with the provisions of the applicable laws of the State. During the continuance of an Event of Default, Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in addition to any statutory lien for the Rent.

                                   ARTICLE 8

                               PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering the Leased Property or any portion thereof (Landlord agreeing that any such mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and
(d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant. If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or
(z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

                                   ARTICLE 9

                         INSURANCE AND INDEMNIFICATION

         9.1 General Insurance Requirements. Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as is against such risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable. Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Fiscal Year, and shall submit such proposal to Landlord on or before December 1 of the preceding Lease Year, for Landlord's review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

         9.2 Waiver of Subrogation. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

         9.3 Form Satisfactory, Etc. All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, be issued by insurance carriers authorized to do business in the State, and shall be issued by reputable insurance companies, and, otherwise, be issued by insurance carriers having a general policy holder's rating of no less than A in Best's latest rating guide. All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000). At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker's compensation insurance coverage, shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear. All loss adjustments shall be payable as provided in
Article 10, except that losses under liability and worker's compensation insurance policies shall be payable directly to the party entitled thereto.

Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy). All such policies shall provide Landlord (and any Facility Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy. In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Facility Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

         9.4 No Separate Insurance; Self-Insurance. Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof. Tenant shall not self-insure (or permit any Person to self-insure).

         9.5 Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord's gross negligence or willful misconduct: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about any Property or adjoining sidewalks or rights of way, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to any Property or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party, (c) any

Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys' fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned). The obligations of Tenant under this Section 9.5 are in addition to the obligations set forth in Section 4.4 and shall survive the termination of this Agreement.

                                   ARTICLE 10

                                    CASUALTY

         10.1 Insurance Proceeds. Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by
Article 9 (other than the proceeds of any business interruption insurance), shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord's consent. If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of
Section 10.2.4. Provided no Default or Event of Default has occurred and is continuing, any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event that the provisions of
Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

         10.2 Damage or Destruction.

                  10.2.1 Damage or Destruction of Leased Property. If, during the Term, any Property shall be totally or partially destroyed and the Facility located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage. In such event, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Facility, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor.

                  10.2.2 Partial Damage or Destruction. If, during the Term, any Property shall be totally or partially destroyed but the Facility is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Facility as provided in Section 10.2.4.

                  10.2.3 Insufficient Insurance Proceeds. If the cost of the repair or restoration of the applicable Facility exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant, given within sixty (60) days after Tenant's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1. It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

                  10.2.4 Disbursement of Proceeds. In the event Tenant is required to restore any Facility pursuant to Section 10.2 and this Agreement is not terminated as to the applicable Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Facility (hereinafter called the "Work"), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (iii) general contractors' estimates, (iv) architect's certificates, (v) conditional lien waivers of general contractors, if available,
(vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vii), if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (viii) such other certificates as Landlord may, from time to time, reasonably require.

         Landlord's obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Facility Mortgagee to Landlord.

         Tenant's obligation to restore the applicable Facility pursuant to this
Article 10 shall be subject to the release of available insurance proceeds by the applicable Facility Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

         10.3 Damage Near End of Term. Notwithstanding any provisions of Section
10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of
Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Facility thereon rendered Unsuitable for its Permitted Use.

         10.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property.

         10.5 Restoration of Tenant's Property. If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and

Tenant's Personal Property, or (b) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

         10.6 No Abatement of Rent. This Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this
Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property or any portion thereof and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

         10.7 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

                                   ARTICLE 11

                                  CONDEMNATION

         11.1 Total Condemnation, Etc. If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.

         11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2. If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant given within sixty (60) days after Tenant's Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

         Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (iii) general contractors' estimates, (iv) architect's certificates, (v) conditional lien waivers of general contractors, if available,
(vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vii), if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (viii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this Section
11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Facility Mortgage, and the release of such Award by the applicable Facility Mortgagee. Tenant's obligation to restore the applicable Leased Improvements shall be subject to the release of the Award by the applicable Facility Mortgagee to Landlord.

         11.3 Abatement of Rent. Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

         11.4 Temporary Condemnation. In the event of any temporary Condemnation of any Property or Tenant's interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed. Provided no Event of Default has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

         11.5 Allocation of Award. Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant's Personal Property, the taking of Capital Additions paid for by Tenant and Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

                                   ARTICLE 12

                             DEFAULTS AND REMEDIES

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due; or

                  (b) should Tenant fail to maintain the insurance coverages required under Article 9; or

                  (c) should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

                  (d) should any obligation of Tenant in respect of any Indebtedness for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

                  (e) should an event of default by Tenant, any Guarantor or any Affiliated Person as to Tenant or any Guarantor occur and be continuing beyond the expiration of any applicable cure period under any of the Incidental Documents; or

                  (f) should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

                  (g) should any  petition be filed by or against  Tenant or any
         Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

                  (h) should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

                  (i) should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with
         Article 8); or

                  (j) should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by
         Article 16; or

                  (k) should a final unappealable determination be made by the applicable Government Agency that Tenant shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation of any Facility, as a result of which failure Tenant is declared ineligible to receive reimbursements under the Medicare and/or Medicaid programs for such Facility;

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement.

         Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Property or any portion thereof and take possession of any and all of Tenant's Personal Property, if any, and the Records, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant's Personal Property, if any, unless otherwise prohibited by law. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least ten (10) days before the date of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including, reasonable attorneys' fees) shall be applied as a credit against the indebtedness which is secured by the security interest granted in Section 7.2. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiency to Landlord, as Additional Charges, upon demand.

         12.2 Remedies. None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Landlord to relet the Leased Property or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property or any portion thereof shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent to be reasonably calculated by Landlord based on historical Net Patient Revenues) and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

         At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord's election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions and Additional Rent would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

         12.3  Tenant's  Waiver.  IF THIS  AGREEMENT IS  TERMINATED  PURSUANT TO
SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State. Any balance shall be paid to Tenant.

         12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

                                   ARTICLE 13

                                  HOLDING OVER

         Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

                                   ARTICLE 14

                                LANDLORD DEFAULT

         If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting any Property, the performance of which is not Tenant's obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Facility Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord and to such Facility Mortgagee. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant's invoice until paid, at the Overdue Rate. Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

         If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

                                   ARTICLE 15

                                PURCHASE RIGHTS

         Landlord shall have the option to purchase Tenant's Personal Property, at the expiration or termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Personal Property is subject. Upon the expiration or sooner termination of this Agreement, Tenant shall use its reasonable efforts to transfer and assign, or cause to be transferred and assigned, to Landlord or its designee, or assist Landlord or its designee in obtaining, any contracts, licenses, and certificates required for the then operation of the Leased Property.

                                   ARTICLE 16

                           SUBLETTING AND ASSIGNMENT

         16.1 Subletting and Assignment. Except as provided in Section 16.3, Tenant shall not, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses and the like), of all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of all or any part of the Leased Property by anyone other than Tenant, any Manager approved by Landlord pursuant to the applicable provisions of this Agreement or residents and patients of Tenant, or the Leased Property or any part thereof to be offered or advertised for assignment or subletting.

         For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

         If this Agreement is assigned or if all or any part of the Leased Property is sublet (or occupied by anybody other than Tenant or any Manager, their respective employees or residents or patients of Tenant), Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

         Any assignment or transfer of Tenant's interest under this Agreement (including any sublease which is permitted pursuant to the terms of Section 16.3 below) shall be subject to such assignee's or transferee's delivery to Landlord of (i) a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute an Incidental Document hereunder; (ii) a pledge of the stock, partnership, membership or other ownership interests of such assignee or other transferee to secure Tenant's obligations under this Agreement and the Incidental Documents, which pledge shall be in form and substance satisfactory to Landlord in its sole discretion and which pledge shall constitute an Incidental Document hereunder;
(iii) a security agreement granting Landlord a security interest in all of such assignee's or transferee's right, title and interest in and to any personal property, intangibles and fixtures (other than accounts receivable) with respect to any Property which is subject to any such assignment or transfer to secure Tenant's obligations under this Agreement and the Incidental Documents, which security agreement shall be in form and substance satisfactory to Landlord in its sole discretion and which security agreement shall constitute an Incidental Document hereunder; and (iv) in the case of a sublease, an assignment which assigns all of such subtenant's right, title and interest in such sublease to Landlord to secure Tenant's obligations under this Agreement and the Incidental Documents, which assignment shall be in form and substance satisfactory to Landlord in its sole discretion and which assignment shall constitute an Incidental Document hereunder.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option.

         16.2 Required Sublease Provisions. Any sublease of all or any portion of the Leased Property entered into on or after the date hereof shall provide
(a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any applicable portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any applicable portion of the Leased Property; and (c), in the event that such subtenant receives a written Notice from Landlord or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

         The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

         16.3 Permitted Sublease Notwithstanding the foregoing, including, without limitation, Section 16.2, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance after Notice to Landlord, (a) enter into third party residency agreements with respect to the units located at the Facilities, (b) sublease space at any Property for laundry, commissary or child care purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not reduce the number of units at any Facility, will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Facility Mortgagee may reasonably require, and (c) enter into one or more subleases with Affiliated Persons of Tenant with respect to the Leased Property or any portion thereof, provided Tenant gives Landlord Notice of the material terms and conditions thereof. Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases with Affiliated Persons of Tenant with respect to the Leased Property or any portion thereof in accordance with the preceding clause (c), Tenant may allocate the rent and other charges with respect to the affected Leased Property in any reasonable manner; provided, however, such allocation shall not affect Tenant's (nor any Guarantor's) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Lease Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Senior Housing Properties Trust is required to file any tax returns in any State where such affected Lease Property is located.

         16.4 Sublease Limitation. Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet all or any portion of the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee, any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord for treatment as a real estate investment trust.

                                   ARTICLE 17

                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

         17.1 Estoppel Certificates. At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer's Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of all or any portion of the Leased Property or the leasehold estate created hereby.

         17.2 Financial Statements. Tenant shall furnish or cause Five Star to furnish, as applicable, the following statements to Landlord:

                  (a) within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer's Certificate;

                  (b) within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer's Certificate;

                  (c) within forty-five (45) days after the end of each month, an unaudited operating statement and statement of capital expenditures prepared on a Facility by Facility basis and a combined basis, including occupancy percentages and average rate, accompanied by a Financial Officer's Certificate;

                  (d) at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith; provided, however, that, except as to calculations pertaining to Net Patient Revenues, Tenant shall not be required to provide audited financials with respect to any individual Facility unless Landlord shall agree to pay for the cost thereof;

                  (e) promptly, after receipt or sending thereof, copies of all notices given or received by Tenant under any Management Agreement; and

                  (f) promptly, upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant and any Guarantor as Landlord reasonably may request from time to time.

         Landlord may at any time, and from time to time, provide any Facility Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Facility Mortgagee to maintain such statements and the information therein as confidential.

         17.3 General Operations. Tenant covenants and agrees to furnish to Landlord, within thirty (30) days after receipt or modification thereof, copies of:

                  (a) all licenses authorizing Tenant or any Manager to operate any Facility for its Primary Intended Use;

                  (b) all Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to any Facility (excluding, however, correspondence which may be subject to any attorney client privilege);

                  (c) if required under Applicable Law with respect to any Facility, a license for each individual employed as administrator with respect to such Facility;

                  (d) all reports of surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/Medicaid, and accreditation requirements, including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney client privilege); and

                  (e) with reasonable promptness, such other confirmation as to the licensure and Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time.

                                   ARTICLE 18

                          LANDLORD'S RIGHT TO INSPECT

         Tenant shall permit Landlord and its authorized representatives to inspect all or any portion of the Leased Property during usual business hours upon not less than forty-eight (48) hours' notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this
Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the same and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 19

                                   EASEMENTS

         19.1 Grant of Easements. Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

                  (a) the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

                  (b) Landlord receives an Officer's Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

                  (c) Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager's Management Agreement or that such consent is not required.

         19.2 Exercise of Rights by Tenant. So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request. Tenant shall perform all obligations of Landlord under the Easement Agreements.

         19.3 Permitted Encumbrances. Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

                                   ARTICLE 20

                               FACILITY MORTGAGES

         20.1 Landlord May Grant Liens. Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing.

         20.2 Subordination of Lease. This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate (as applicable) to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property or any portion thereof or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called "Superior Landlord" and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee". Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

         If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person,

"Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord's request, Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord's obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant. Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

         20.3 Notice to Mortgagee and Superior Landlord. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Facility Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property or any portion thereof as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Facility Mortgagee or Superior Landlord unless and until a copy of the same is given to such Facility Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord's defaults within the applicable notice and cure periods set forth in
Article 14 by such Facility Mortgagee or Superior Landlord shall be treated as performance by Landlord.

                                   ARTICLE 21

                         ADDITIONAL COVENANTS OF TENANT

         21.1 Prompt Payment of Indebtedness. Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant's Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant's Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

         21.2 Conduct of Business. Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct such business.

         21.3 Maintenance of Accounts and Records. Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP. Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants. Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

         21.4 Notice of Litigation, Etc. Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant. Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

         21.5 Indebtedness of Tenant. Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

                  (a) Indebtedness of Tenant to Landlord;

                  (b) Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

                  (c)  Indebtedness  of Tenant in respect of judgments or awards
         (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

                  (d) unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant's obligations under this Agreement; or

                  (e) Indebtedness for purchase money financing in accordance with Section 21.8 (a) and other operating liabilities incurred in the ordinary course of Tenant's business; or

                  (f) Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c).

         21.6 Distributions, Payments to Affiliated Persons, Etc. Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing. Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant's obligations under this Agreement.

         21.7 Prohibited Transactions. Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

         21.8 Liens and  Encumbrances.  Except as  permitted  by Section 7.1 and
Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant's assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

                  (a) Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

                  (b) Permitted Encumbrances;

                  (c) Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this
         Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); and

                  (d) As permitted pursuant to Section 21.5.

         21.9 Merger; Sale of Assets; Etc. Without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

         21.10 Bankruptcy Remote Entities. Tenant shall take such actions, as may from time to time be necessary to qualify Tenant as a "bankruptcy remote entity."

         21.11 Net Worth. Tenant shall maintain a positive net worth (in accordance with GAAP), throughout the Term of this Lease.

                                   ARTICLE 22

                                  ARBITRATION

         Landlord or Tenant may elect to submit any dispute hereunder that has an amount in controversy in excess of $250,000 to arbitration hereunder. Any such dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

         In the event Landlord or Tenant shall elect to submit any such dispute to arbitration hereunder, Landlord and Tenant shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years' recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty
(30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either Landlord or Tenant shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

         The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Landlord and one to Tenant. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

         Landlord and Tenant acknowledge and agree that, to the extent any such dispute shall involve any Manager and be subject to arbitration pursuant to such Manager's Management Agreement, Landlord and Tenant shall cooperate to consolidate any such arbitration hereunder and under such Management Agreement into a single proceeding.

                                   ARTICLE 23

                                 MISCELLANEOUS

         23.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

         23.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         23.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

         23.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

         23.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         23.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Leased Property.

         23.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         23.8 Quiet Enjoyment. Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate any Facility and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

         23.9 No Recordation. Neither Landlord nor Tenant shall record this Agreement.

         23.10 Notices.

                  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c) All such notices shall be addressed,

         if to Landlord:

                    c/o Senior Housing Properties Trust
                    400 Centre Street
                    Newton, Massachusetts  02458
                    Attn:  Mr. David J. Hegarty
                    [Telecopier No. (617) 796-8349]

         if to Tenant to:

                    c/o Five Star Quality Care, Inc.
                    400 Centre Street
                    Newton, Massachusetts  02458
                    Attn:  Evrett W. Benton
                    [Telecopier No. (617) 796-8385]

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         23.11 Construction. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the provisions of this Agreement. Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement. Whenever it is provided in this Agreement that Tenant shall direct any Manager to take any action, Tenant shall not be deemed to have satisfied such obligation unless Tenant shall have exhausted all applicable rights and remedies of Tenant as "Owner" under such Manager's Management Agreement.

         23.12 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         23.13 Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

         23.14 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         23.15 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         23.16 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SNH CHS PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         23.17 Overland Park Representations and Warranties. Tenant represents and warrants to Landlord, with respect to the Overland Park Property, that as of the date hereof:

                  (a) All (if any) leases, subleases, licenses, concessions, and similar agreements granting an interest to any other person or entity for the use and occupancy of any portion of the Overland Park Property, and all (if any) agreements in place whereby residents are in occupancy at the Overland Park Property, are legal, valid, binding, enforceable and in full force and effect, and to the best of Tenant's knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a breach of default, or permit termination, modification, or acceleration under such agreements, and no party has repudiated any provision of such agreements;

                  (b) Tenant has not received written notice of any pending or threatened condemnation actions with respect to the Overland Park Property or any part thereof;

                  (c) There are no actions, suits or proceedings pending against the Overland Park Property in any court of law, or in equity or before any court, administrative agency, commission or other public governmental authority;

                  (d) To Tenant's knowledge, the Overland Park Property is duly licensed and currently complies with licensing under applicable state and local laws to operate the Overland Park Property in the manner it is presently being operated, and Tenant has not received any notices of violations of any laws or regulations, other than those violations of law, rules, regulations, ordinances, orders or requirements noted in or issued by any Federal, state, county, municipal or other department or governmental agency having jurisdiction against or affecting the Overland Park Property whenever noted or issued;

                  (e) To Tenant's knowledge, Tenant has not violated any requirements of law currently applicable to the Overland Park Property or any part thereof with respect to: (i) the installation, existence or removal of or exposure to asbestos or asbestos-containing materials;
         (ii) the existence, discharge or removal of or exposure to hazardous materials; (iii) air emissions, water discharges, noise emissions and any other environmental, health or safety matter; and (iv) effects on the environment of the Overland Park Property or any part thereof or of any activity heretofore, now or hereafter conducted on the Overland Park Property (collectively, the "Relevant Environmental Laws");

                  (f) Tenant has not received any notice of any claim or citation of noncompliance with respect to any violation of Relevant Environmental Laws and, to Tenant's knowledge, there are no facts, circumstances, conditions or occurrences on the Overland Park Property that could reasonably be expected to result in the violation of any such Relevant Environmental Laws or cause to be subject to any restrictions on the existing or contemplated development, use or transferability thereof under any Relevant Environmental Laws.

                  (g) To Tenant's knowledge, the Overland Park Property and the uses thereof comply in all material respects with all applicable building and zoning ordinances and codes;

                  (h) No governmental authority having jurisdiction over the Overland Park Property has issued any citations with respect to any material deficiencies or other matters that fail to conform to applicable statutes, regulations or ordinances that have not been corrected as of the date hereof; Tenant has not received written or oral notice from any agency supervising or having authority over the Overland Park Property requiring such property or any service, staff, or practice provided at the Overland Park Property to be modified, restricted or conditioned as to service or eligibility or be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at the Overland Park Property so as to conform or comply with any existing in any applicable law, code or standard; and

                  (i) There has been no material adverse change with respect to the physical condition of the Overland Park Property or the operations at the Overland Park Property since April 1, 2002.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

                                     LANDLORD:

                                     SNH CHS PROPERTIES TRUST


                                     By:   /s/ John R. Hoadley
                                           John R. Hoadley
                                           Treasurer

                                     TENANT:

                                     FVE-CHS LLC


                                     By:   /s/ Bruce J. Mackey Jr.
                                           Bruce J. Mackey Jr.
                                           Treasurer and Chief Financial Officer

                                OMITTED EXHIBITS

The following exhibits to the Lease Agreement have been omitted:

Exhibit Letter                                       Exhibit Title

A-1 through A-9                                      Property

The Registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.